Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
2/10/2025	Investors: Dexter Congbalay, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com
McDONALD'S REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

•Global Systemwide sales* were over $130 billion for the full year, with full year growth of more than $1 billion (more than $2 billion in constant currencies)

•Systemwide sales to loyalty members were approximately $30 billion for the full year and approximately $8 billion for the quarter across 60 loyalty markets, with full year growth of 30% over prior year

•90-day active loyalty users were over 175 million across 60 loyalty markets as of year-end, with growth of approximately 15% over prior year

CHICAGO, IL - McDonald's Corporation today announced results for the fourth quarter and year ended December 31, 2024.

“Accelerating the Arches continues to be the right strategy as we focus on growing market share,” said Chairman and CEO Chris Kempczinski. “We’re playing to win, focusing on our customers with outstanding value, exciting menu innovation and culturally relevant marketing.”

Fourth quarter financial performance:
•Global comparable sales increased 0.4%:
•U.S. decreased 1.4%
•International Operated Markets segment increased 0.1%
•International Developmental Licensed Markets segment increased 4.1%
•Consolidated revenues were flat (flat in constant currencies).
•Systemwide sales increased 2% (2% in constant currencies).
•Consolidated operating income increased 2% (3% in constant currencies). Excluding $3 million of current year net charges, as well as prior year pre-tax charges of $138 million, consolidated operating income decreased 2% (2% in constant currencies).**
•Diluted earnings per share was flat at $2.80 (increased 1% in constant currencies). Excluding the current year net charges described above of $0.03 per share, diluted earnings per share was $2.83, a decrease of 4% (4% in constant currencies) when also excluding prior year charges.**

Full year financial performance:
•Global comparable sales decreased 0.1%:
•U.S. increased 0.2%
•International Operated Markets segment decreased 0.2%
•International Developmental Licensed Markets segment decreased 0.3%
•Consolidated revenues increased 2% (2% in constant currencies).
•Systemwide sales increased 1% (2% in constant currencies).

•Consolidated operating income increased 1% (1% in constant currencies). Results included $221 million of pre-tax restructuring charges associated with Accelerating the Organization and $70 million of pre-tax transaction costs and non-cash impairment charges, net of gains on associated property sales. Excluding these current year net charges, as well as prior year pre-tax charges of $362 million, consolidated operating income was flat (flat in constant currencies).**
•Diluted earnings per share was $11.39, a decrease of 1% (1% in constant currencies). Excluding the current year net charges described above of $0.33 per share, diluted earnings per share was $11.72, a decrease of 2% (1% in constant currencies) when also excluding prior year charges.**

*Refer to page 5 for a definition of Systemwide sales.
**Refer to pages 3 and 4 for additional details on our results for the fourth quarter and full year 2024 and 2023.

COMPARABLE SALES

	Increase/(Decrease)
	Quarters Ended December 31,
	2024	2023
U.S.	(1.4)%	4.3%
International Operated Markets	0.1	4.4
International Developmental Licensed Markets	4.1	0.7
Total Company	0.4%	3.4%

•U.S.: Comparable sales results for the quarter reflect a decline in average check, partly offset by slightly positive comparable guest counts.

•International Operated Markets: Slightly positive segment performance was driven by mixed results across the markets. Results reflected positive comparable sales in most markets, partly offset by negative comparable sales in some markets, led by the U.K.

•International Developmental Licensed Markets: Segment performance reflected positive comparable sales, led by the Middle East and Japan.

KEY FINANCIAL METRICS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended December 31,				Years Ended December 31,
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
Revenues	$6,388	$6,406	—%	—%	$25,920	$25,494	2%	2%
Operating income	2,868	2,802	2	3	11,712	11,647	1	1
Net income	2,017	2,039	(1)	—	8,223	8,469	(3)	(2)
Earnings per share-diluted	$2.80	$2.80	—%	1%	$11.39	$11.56	(1)%	(1)%

Results for 2024 included the following:
•Pre-tax charges of $74 million, or $0.10 per share, for the quarter and $221 million, or $0.25 per share, for the year, primarily related to restructuring charges associated with the Company's internal effort to modernize ways of working (Accelerating the Organization)
•Net pre-tax gains of $71 million, or $0.07 per share, for the quarter and net pre-tax charges of $70 million, or $0.08 per share, for the year, primarily consisted of property sale gains, transaction costs and non-cash impairment charges associated with the sale of McDonald's business in South Korea and transaction costs associated with the acquisition of McDonald's business in Israel
Results for 2023 included the following:
•Pre-tax charges of $72 million, or $0.08 per share, for the quarter and the year, related to the write-off of impaired software no longer in use
•Pre-tax charges of $66 million, or $0.07 per share, for the quarter and $290 million, or $0.30 per share, for the year, related to the Company's Accelerating the Arches growth strategy, including restructuring charges associated with Accelerating the Organization
Excluding the above items, operating income performance for both periods was primarily driven by lower Other operating income and lower Company-owned and operated margins, partly offset by higher sales-driven Franchised margins. Results for both periods reflected higher interest expense, lower non-operating income and a higher effective tax rate.

NET INCOME AND EARNINGS PER SHARE-DILUTED RECONCILIATION
Dollars in millions, except per share data

	Quarters Ended December 31,
	Net Income				Earnings per share - diluted
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$2,017	$2,039	(1)%	—%	$2.80	$2.80	—%	1%
(Gains)/Charges	18	106			0.03	0.15
Non-GAAP	$2,035	$2,145	(5)%	(5)%	$2.83	$2.95	(4)%	(4)%

	Years Ended December 31,
	Net Income				Earnings per share - diluted
	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation	2024	2023	Inc/ (Dec)	Inc/ (Dec) Excluding Currency Translation
GAAP	$8,223	$8,469	(3)%	(2)%	$11.39	$11.56	(1)%	(1)%
(Gains)/Charges	236	274			0.33	0.38
Non-GAAP	$8,459	$8,742	(3)%	(3)%	$11.72	$11.94	(2)%	(1)%

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation, impairment and other charges and gains, as well as material regulatory and other income tax impacts, and bases incentive compensation plans on these results because the Company believes this better represents underlying business trends.
Comparable sales and comparable guest counts are compared to the same period in the prior year and represent sales and transactions, respectively, at all restaurants, whether owned and operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction, natural disasters, pandemics or acts of war, terrorism or other hostilities. Comparable sales exclude the impact of currency translation and the sales of any market considered hyperinflationary (generally identified as those markets whose cumulative inflation rate over a three-year period exceeds 100%), which management believes more accurately reflects the underlying business trends. Comparable sales are driven by changes in guest counts and average check, the latter of which is affected by changes in pricing and product mix.
Systemwide sales include sales at all restaurants, whether owned and operated by the Company or by franchisees. Systemwide sales to loyalty members is comprised of all sales to customers who self-identify as a loyalty member when transacting with both Company-owned and operated and franchised restaurants. Systemwide sales to loyalty members are measured across 60 markets with loyalty programs. Systemwide sales to loyalty members represents an aggregation of the prior four quarters of sales to loyalty members active in the last 90 days of the respective quarter. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist of sales by Company-owned and operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates. Changes in Systemwide sales are primarily driven by comparable sales and net restaurant unit expansion.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 to the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and year ended December 31, 2024.
McDonald’s Corporation will broadcast its investor earnings conference call live over the Internet at 7:30 a.m. (Central Time) on February 10, 2025. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 43,000 locations in over 100 countries. Approximately 95% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from expectations are detailed in the Company’s filings with the Securities and Exchange Commission, including the risk factors discussed in Exhibit 99.2 to the Company’s Form 8-K filing on February 10, 2025. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Quarters Ended December 31,	2024	2023	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$3,958	$3,869	$90	2%
Sales by Company-owned and operated restaurants	2,310	2,474	(164)	(7)
Other revenues	120	63	56	88

TOTAL REVENUES	6,388	6,406	(19)	—

Operating costs and expenses
Franchised restaurants-occupancy expenses	635	633	2	—
Company-owned and operated restaurant expenses	1,977	2,075	(98)	(5)
Other restaurant expenses	98	45	54	n/m
Selling, general & administrative expenses
Depreciation and amortization	136	91	45	50
Other	664	731	(67)	(9)
Other operating (income) expense, net	10	31	(21)	(66)
Total operating costs and expenses	3,519	3,604	(85)	(2)

OPERATING INCOME	2,868	2,802	66	2

Interest expense	380	360	20	6
Nonoperating (income) expense, net	(49)	(73)	24	(33)

Income before provision for income taxes	2,537	2,515	22	1
Provision for income taxes	521	476	45	9

NET INCOME	$2,017	$2,039	$(22)	(1)%

EARNINGS PER SHARE-DILUTED	$2.80	$2.80	$—	—%

Weighted average shares outstanding-diluted	719.7	727.8	(8.1)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

Dollars and shares in millions, except per share data
Years Ended December 31,	2024	2023	Inc/ (Dec)
Revenues
Revenues from franchised restaurants	$15,715	$15,437	$278	2%
Sales by Company-owned and operated restaurants	9,782	9,742	40	—
Other revenues	423	316	108	34

TOTAL REVENUES	25,920	25,494	426	2

Operating costs and expenses
Franchised restaurants-occupancy expenses	2,536	2,475	62	2
Company-owned and operated restaurant expenses	8,334	8,224	110	1
Other restaurant expenses	339	232	107	46
Selling, general & administrative expenses
Depreciation and amortization	447	382	65	17
Other	2,412	2,435	(24)	(1)
Other operating (income) expense, net	139	99	41	41
Total operating costs and expenses	14,208	13,847	361	3

OPERATING INCOME	11,712	11,647	65	1

Interest expense	1,506	1,361	146	11
Nonoperating (income) expense, net	(139)	(236)	97	(41)

Income before provision for income taxes	10,345	10,522	(178)	(2)
Provision for income taxes	2,121	2,053	68	3

NET INCOME	$8,223	$8,469	$(245)	(3)%

EARNINGS PER SHARE-DILUTED	$11.39	$11.56	$(0.17)	(1)%

Weighted average shares outstanding-diluted	721.9	732.3	(10.4)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

In millions	December 31,	2024	2023
Current assets		—	—
Cash and equivalents		$1,085	$4,579
Accounts and notes receivable		2,383	2,488
Other current assets		1,130	919

TOTAL CURRENT ASSETS		4,599	7,986

TOTAL OTHER ASSETS		11,950	9,738

LEASE RIGHT-OF-USE ASSET, NET		13,339	13,514

NET PROPERTY AND EQUIPMENT		25,295	24,908

TOTAL ASSETS		$55,182	$56,147

TOTAL CURRENT LIABILITIES		$3,861	$6,859

Long-term debt		38,424	37,153
Long-term lease liability		12,888	13,058
Other long-term liabilities		1,893	2,103
Deferred income taxes		1,914	1,681

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)		(3,797)	(4,707)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)		$55,182	$56,147

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

In millions	Years ended December 31,	2024	2023
Operating activities
Net income		$8,223	$8,469
Changes in working capital items		(437)	(108)
Other		1,660	1,251

CASH PROVIDED BY OPERATIONS		9,447	9,612

Investing activities
Capital expenditures		(2,775)	(2,357)
Sales and purchases of restaurant and other businesses and property sales		(2,073)	(151)
Other		(498)	(676)

CASH USED FOR INVESTING ACTIVITIES		(5,346)	(3,185)

Financing activities
Net short-term borrowings and long-term financing issuances and payments		(72)	2,993
Treasury stock purchases		(2,824)	(3,054)
Common stock dividends		(4,870)	(4,533)
Proceeds from stock option exercises and other		271	220

CASH USED FOR FINANCING ACTIVITIES		(7,495)	(4,374)

EFFECT OF EXCHANGE RATES ON CASH AND EQUIVALENTS		(101)	(58)

CASH AND EQUIVALENTS INCREASE (DECREASE)		(3,494)	1,996

Cash and equivalents at beginning of year		4,579	2,584

CASH AND EQUIVALENTS AT END OF YEAR		$1,085	$4,579

Supplemental cash flow disclosures
Cash provided by operations		$9,447	$9,612
Less: Capital expenditures		(2,775)	(2,357)

FREE CASH FLOW		$6,672	$7,255